EXHIBIT 5.1

100 Pine Street, Suite 1250

San Francisco, CA 94111

Tel:  +1 (415) 707-2717 à Fax: +1 (415) 535-1665

www.dolkartlaw.com

Via Certified and Electronic Mail

July 11, 2025

Umesh Tim Singh, Chief Executive Officer

GIVBUX, INC.

2751 West Coast Highway, Suite 200

Newport Beach, CA 92663

Tel: +1 (844) 488-2899

umesh@givbux.com

Re:	Registration Statement on Form S-1 by GivBux, Inc. (“GBUX”)

Mr. Umesh Singh:

This opinion letter is furnished to you in connection with GivBux, Inc.’s filing of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, (the “Securities Act”) for the registration of up to thirty four million five hundred twenty three thousand two hundred seventy eight (34,523,278) shares of common stock, $0.001 par value (the “Common Stock”), of GivBux, Inc., a Nevada corporation (the “Company”), which consists of: (i) 34,523,278 shares of Common Stock to create a reserve in name of Kips Bay Select, LP for coverage of up to $11,111,111.11 in Promissory Note Obligations and three million six hundred one thousand eighty three (3,631,083) Warrants further described in a Form 8-K filed on or about May 15, 2025.

In my limited capacity as special counsel to the Company in connection herewith, I have examined (i) the Registration Statement; (ii) the Company’s Amended and Restated Articles of Incorporation, as amended, and Amended and Restated By-Laws; (iii) the Subscription Agreement; (iv)) certain resolutions of the Company’s Board of Directors; (vi) certain corporate documents and records, certificates of public officials and certificates of officers of the Company; and (vii) such other proceedings, documents and records as we have deemed necessary or advisable for purposes of this opinion. In all such investigations and examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as conformed or reproduction copies.

The Shares subject to the Registration Statement are validly issued, fully paid (as further described therein) and non-assessable. The Registration Statement will be submitted to the SEC for registration on Form S-1 and, to our knowledge, (a) the Registration Statement has not been withdrawn, (b) the Registration Statement is not the subject of a suspension order by the SEC, and (c) no proceedings for the purpose of issuing such a suspension order are pending or threatened by the SEC.

Legal Opinion Regarding

Registration on Form S-1

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The Shares upon Effectiveness will no longer be “restricted securities” as defined in Rule 144(a)(3) under the Securities Act and will become transferable thereafter by any holder which (a) is not an “affiliate” of the Company as defined in Rule 144(a)(1) under the Securities Act, (b) has not been an “affiliate” within three months of such transfer, and (c) has not acquired the Shares from such an “affiliate” within one year of such transfer.

Based on the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that: (i) the Shares have been duly authorized and upon execution of the Securities Purchase Agreement with Kips Bay Select, LP and receipt of full payment by the Issuer, at the election of the Investor (Kips Bay Select, LP) will be validly issued, fully paid and non-assessable.

The foregoing opinions are limited to the law as currently in effect, and no opinion is expressed with respect to such laws as subsequently amended, or any other laws, or any effect that such amended or other laws may have on the opinions expressed herein.  The foregoing opinions are limited to matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The foregoing opinions are given as of the date hereof, and we undertake no obligation to advise you of any changes in applicable laws after the date hereof or of any facts that might change the opinions expressed herein that we may become aware of after the date hereof.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not admit that we are experts, or within the category of persons whose consent is required under Section 7 of the Securities Act.

Kind Regards,

/s/ John E. Dolkart, Jr.
John E. Dolkart, Jr., Esq.

Legal Opinion Regarding

Registration on Form S-1

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